SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                           AMENDMENT NO. 1 TO FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          EMISPHERE TECHNOLOGIES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       13-3306985
         --------                                       ----------
(State of incorporation)                   (I.R.S. Employer Identification No.)

         765 OLD SAWMILL RIVER ROAD
           TARRYTOWN, NEW YORK                          10591
           -------------------                          -----
(Address of principal executive offices)              (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act: None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [_]

         If this form relates to the registration of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: [None]

         Securities to be registered pursuant to Section 12(g) of the Act:

                                 TITLE OF CLASS
                                TO BE REGISTERED
                                ----------------

                         PREFERRED STOCK PURCHASE RIGHTS

         We hereby amend the following items, exhibits or other portions of our Form 8-A filed on October 22, 1996, relating to our Rights Agreement as described below.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         We amended our Rights Agreement entered into on February 23, 1996, between Continental Stock Transfer and Trust Company and ourselves, by entering into the First Amendment to Rights Agreement dated June 7, 2001 among Mellon Investor Services, LLC, Continental Stock Transfer and Trust Company and Emisphere. Capitalized terms used, but not defined, in this description have the meaning given to them in the Rights Agreement, as amended.

         Section 27 of our Rights Agreement provides that prior to a Distribution Date, we may supplement or amend our Rights Agreement without the consent of the holders of the Rights. In addition, Section 21 of our Rights Agreement further provides that Emisphere may remove and discharge the Rights Agent and appoint a successor Rights Agent.

         The First Amendment to Rights Agreement amends our Rights Agreement to reflect the withdrawal of Continental Stock Transfer and Trust Company as Rights Agent, and the appointment of Mellon Investor Services LLC as successor Rights Agent. The First Amendment to Rights Agreement also modifies our Rights Agreement to reflect certain other updating and conforming changes which were approved by our Board of Directors.

         Our Restated Rights Agreement incorporates and otherwise reflects the amendments made by the First Amendment to Rights Agreement and is filed with this Amendment No. 1 on Form 8-A/A as Exhibit 4.2, as well as incorporated by reference. The summary of the Rights, as modified by the First Amendment, is included as Exhibit C to the Restated Rights Agreement. Such summary is also incorporated by reference herein. You should refer to the Restated Rights Agreement for further information.

ITEM 2.  EXHIBITS.

         The following exhibits are either filed with this registration statement on Form- 8A/A, or are incorporated by reference from the documents specified below, which have been filed with the Securities and Exchange Commission.


         EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
         --------------    ----------------------

             3.1 Restated Certificate of Incorporation of Emisphere dated June 13, 1997, as amended by the Certificate of Amendment dated February 5, 1999, filed as Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999, filed on March 16, 1999.

         EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
         --------------    ----------------------

             4.1 Rights Agreement dated February 23, 1996, between Emisphere and Continental Stock Transfer & Trust Company, including the Form of each of the Certificate of Designation, Rights Certificate and Summary of Rights attached as Exhibit A, B and C, respectively, to our Rights Agreement, filed as
                           Exhibit 4.2 to our Form 8-A which was filed on October 22, 1996.

             4.2 Restated Rights Agreement between Emisphere and Mellon Investor Services LLC, filed herwith.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No.1 to Form 8-A registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              EMISPHERE TECHNOLOGIES, INC.


                              By:  /s/ Charles H. Abdalian, Jr.
                                   ---------------------------------------
                                   Name:  Charles H. Abdalian, Jr.
                                   Title: Chief Financial Officer and Secretary


Dated:  June 7, 2001

                                INDEX TO EXHIBITS
                                -----------------


         EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
         --------------    ----------------------

             3.1 Restated Certificate of Incorporation of Emisphere dated June 13, 1997, as amended by the Certificate of Amendment dated February 5, 1999, filed as Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999, filed on March 16, 1999.

             4.1 Rights Agreement dated February 23, 1996, between Emisphere and Continental Stock Transfer & Trust Company, including the Form of each of the Certificate of Designation, Rights Certificate and Summary of Rights attached as Exhibit A, B and C, respectively, to our Rights Agreement, filed as
                           Exhibit 4.2 to our Form 8-A which was filed on October 22, 1996.

             4.2 Restated Rights Agreement between Emisphere and Mellon Investor Services LLC, filed herewith.